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                                                                     EXHIBIT 5.1

GRAY CARY WARE
  & FREIDENRICH
    A Professional Corporation

Attorneys at Law
400 Hamilton Avenue
Palo Alto, CA 94301-1825
Tel (415) 328-6561
Fax (415) 327-3699

                                 July 11, 1996


Ascend Communications, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-4 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 4,160,930 shares of Common Stock (the "Common Stock") of Ascend Communications, Inc. (the "Company").

     We have acted as counsel for the Company in connection with the issuance of the shares of Common Stock pursuant to an Agreement and Plan of Merger dated May 30, 1996 (the "Merger Agreement") among the Company, Nebula Acquisition Corporation, a Minnesota corporation and a wholly-owned subsidiary of the Company, and NetStar, Inc., a Minnesota corporation. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the Board of Directors of the Company, the Certificate of Incorporation and the Bylaws of the Company and such other documents as we have deemed material to the opinion set forth below.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus.

            San Diego  .  La Jolla  .  San Jose  .  Imperial Valley
                            Mexico City  .  Tijuana
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Gray Cary Ware & Freidenrich

Ascend Communications, Inc.
July 11, 1996
Page 2


     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                 Very truly yours,


                                 /s/ Gray Cary Ware & Freidenrich
                                 GRAY CARY WARE & FREIDENRICH
                                 A Professional Corporation